December 19, 1997

NB Capital Corporation
125 West 55th Street
New York, New York  10019

                     Re: Registration Statement on Form S-4

Ladies  and Gentlemen:

                  We have served as Maryland counsel to NB Capital Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 300,000 shares (the "Shares") of its 8.35% Noncumulative Exchangeable Preferred Stock, Series A, $.01 par value per share (the "New Preferred Stock"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued in exchange for up to all of the outstanding shares of 8.35% Noncumulative Exchangeable Preferred Stock, Series A, $.01 par value per share, of the Company (the "Old Preferred Stock"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):


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NB Capital Corporation                   2                    December 19, 1997



                  1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

                  2. The charter of the Company (the "Charter") certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  3. The Bylaws of the Company, certified as of a recent date by its Secretary;

                  4. Resolutions adopted by the Board of Directors of the Company (the "Board") relating to the sale, issuance and registration of the Shares, certified as of a recent date by the Secretary of the Company (the "Resolutions");

                  5. The form of certificate representing a share of New Preferred Stock, certified as of a recent date by the Secretary of the Company;

                  6. A certificate of SDAT as to the good standing of the Company, dated as of a recent date;

                  7. A certificate executed by the Secretary of the Company, dated as of December 19,1997;

                  8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with their terms.

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NB Capital Corporation                     2                   December 19, 1997


                  4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  5. Articles Supplementary designating 300,000 shares of Preferred Stock, $.01 par value per share, as Series A Preferred Shares (as defined in the Charter), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption as set forth in the Charter will be filed with and accepted for record by the SDAT prior to the issuance of the Shares.

                  The phrase "known to us" is limited to the actual knowledge, without independent inquiry of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. Upon acceptance for record by the SDAT of the Articles Supplementary, the Shares will be duly authorized and, when issued in accordance with the resolutions of the Board of Directors of the Company in exchange for shares of Old Preferred Stock as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

                   We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

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NB Capital Corporation                  2                      December 19, 1997


                  This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm herein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll